EXHIBIT 10.16

McGINN SMITH

& COMPANY, INC.

Investment Bankers  - Investment Brokers

99 Pine Street

Albany, New York

518-449-5131

Fax 518-449-4894

www.mcginnsmith.com

May 1, 2004

Fred Jackson

CCI Group, Inc.

405 Park Avenue

10th Floor

New York, NY  10017

Dear Mr. Jackson:

This letter will confirm our understanding with you with respect to our services as broker and financial advisor in connection with your interest in utilizing the services of McGinn, Smith and Co., Inc., on behalf of the CCI Group, Inc, (the Company).

During the period from May 1, 2004 through November 1, 2004, McGinn, Smith & Co., Inc. (“MS”), and it’s agents, and consultants shall provide advice and consultation regarding the companies planned acquisition of hotels in the Caribbean.

     In connection therewith, McGinn, Smith will:

A.

Advise and assist the Company in recapitalizing the Company’s financial structure, and

B.

Advise and assist in negotiating the transaction with prospective investors.

C.

Act as the placement agent on behalf of the company and the proposed issuance of securities.

McGinn, Smith shall be paid a fee of:

1.

Concurrent with the consummation of the offering(s), the Company shall pay in cash to MS a fee (the “Fee”) equal to:

a.

10% of the gross proceeds raised in connection with the offering.

b.

MS and it’s designated affiliates shall receive 1,000,000 warrants.  Such warrants shall have a ten-year term, and shall be exercisable at a strike price of $0.01 per share and will be subject to and contain piggyback registration rights.

c.

MS shall be paid a fee equal to five percent (5%) of the purchase price of any properties that the Company purchases, which MS, its agents or consultants shall introduce to the Company.

All funds raised in connection with this offering shall be placed in an escrow account at Charter One Bank, and as a condition to funds being wired to the companies account, any fees due and payable to MS must be paid.

In addition to the fee payable to MS under this Agreement, the Company agrees to reimburse MS upon request for it’s out of pocket expenses incurred in connection with it’s services under this Agreement whether or not the offering is consummated.

MS retains the right of first refusal for any subsequent offering of securities by the company for a period of 24 months.  Such rights shall be granted and irrevocable upon a successful closing of securities as part of this offering.  All such offerings of securities shall be on a “best efforts” basis unless both parties agree in writing otherwise.

You shall indemnify and hold us harmless against any and all loss, claim, damage, expense or liability, joint or several (including but not limited to any and all expenses incurred in investigating, preparing or defending against all litigation, commenced or threatened, or any claim whatsoever) to which we may become subject under any statute or at common law or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any statement signed by you concerning the Company.  McGinn, Smith shall notify the Company of any such claims and the Company shall have the opportunity to defend such claims.

Representations and Warranties

The Company represents, warrants and agrees that:

a) On the date hereof the Company is, and at all times to and including the time the Securities and/or Assets are sold by the Company (the “Closing Time”) will be, duly incorporated, validly existing and in good standing as a corporation under the laws of the State of Delaware, with full power and authority to conduct its business as now being conducted and to own its properties and to perform its obligations under this Agreement.

b)  All action required to be taken by the Company as a condition to the sale of the Securities and/or Assets to qualified purchasers has been, or prior to Closing Time will have been, taken and upon payment and delivery therefore the Securities will be binding obligations of the Company enforceable in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws or equitable principles now or hereafter enacted relating to or affecting the enforcement of creditor’s rights generally.

c)  From the commencement of the Offering Period through Closing Time, the Offering Documents will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this paragraph shall not apply to statements contained in or omitted from the Offering Documents made in reliance upon or in conformity with information furnished to the Company by you or on your behalf or omissions from the Offering Documents relating to you or your activities with respect to the Company and/or the Securities.

d) There is no undisclosed litigation or governmental proceeding pending, or to the knowledge of the Company threatened, against, or involving the property or business of the Company which would materially and adversely affect the financial condition of the Company.

e)  The balance sheet and income statement of the Company, present fairly the financial position of the Company as of the dates thereof, and there has been no material adverse change in the financial condition of the Company since the date of the most recent of such financial statements.

f)  The forecasts of operating expenses, estimated cash flow, taxable income, depreciation and the assumptions on which they are based which are expected by the Company to be included in the Offering Documents, are believed by management of the Company to be reasonable.

Unless otherwise specified in writing, all amounts are in US dollars.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.  Any and all disputes arising either under this Agreement or in relation to any services to be provided pursuant to this Agreement between the parties shall be resolved exclusively in the State Courts of New York in Albany County, New York.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof whereupon this Letter Agreement together with all counterparts hereof shall become an effective Letter Agreement, binding between the Company and McGinn, Smith.

Agreed to as of the date first written above.

ACCEPTED AND AGREED TO:

CCI Group, Inc.

MCGINN, SMITH & CO., INC.

By:/s/ Fred W. Jackson, Jr.

By:        /s/ Mark C. Casolo

     Fred Jackson

      Mark C. Casolo

     Chief Operating Officer

      Senior Vice President

      Corporate Finance

Date: 5/1/2004

Date: 5/1/2004

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EXHIBIT 10.17.

No. ___________

This Note has not been registered under the Notes Act of 1933, as amended, and therefore cannot be resold unless it is registered under the Notes Act of 1933, as amended, or unless an exemption from registration is available.

This Note has been issued pursuant to and is subject to the terms and conditions of that certain Indenture Agreement dated September 1, 2003 by and between the CCI Group, Inc., and Miller, Gesko & Company, Inc., as Indenture Agent for the Holders (“Indenture Agreement”).  The Indenture Agreement is incorporated herein by reference for all purposes. Unless the context indicates otherwise, capitalized terms herein shall have the meanings ascribed in the Indenture Agreement.

CCI GROUP, INC.

12% Subordinated Notes

Acceptance Date: ____________

Maturity:  August 31, 2008

Principal Amount: $_,000

FOR VALUE RECEIVED, CCI GROUP, INC., a Utah corporation, and its successors and assigns (“Company”) hereby promises to pay to the Holder, the principal amount stated above at Maturity, subject to the prior redemption. The principal of this Note is payable in lawful money of the United States of America upon presentation and surrender hereof in the manner set forth in the Indenture Agreement.  This Note shall bear interest at the rate of 12% per annum from the Acceptance Date until the principal is paid in full, and shall be calculated and payable as provided in the Indenture Agreement.

This Note is one of a series of Notes issued by the Company totaling a maximum of $10,000,000 more fully described in an Offering Memorandum (the “Offering Memorandum”) dated as of _____________ which by reference is incorporated herein.

Miller, Gesko & Company, Inc., will act as the Indenture Agent, and McGinn, Smith & Co., Inc., will act as Paying Agent and Registrar for the Holders, as stated in the Indenture Agreement.

The Notes will be secured by certain assets of the Company, including real property, subject to permitted liens, as described in the Indenture Agreement.

No covenant or agreement contained in this Note or the Indenture Agreement shall be deemed to be a covenant or agreement, either jointly or severally, of any director, officer, employee or agent of the Company in his/her individual capacity, and this Note shall not constitute the personal obligation, either jointly or severally, of any director, officer, employee or Agent of the Company.

Reference is hereby made to the Indenture Agreement for a description of (i) the conditions under which and, the manner in which the same are charged with, and pledged to, the payment of the principal of, and interest on the Notes, (ii) the rights, privileges and manner in which the Company may redeem the Notes, (iii) the Events of Defaults, and the rights and liabilities of the parties with respect to an Event of Default, (iv) the rights, duties and obligations of  the Company, (v) the rights of the Holders of the Notes and the Indenture Agent representing the Holders, (vi) the terms and conditions under, and upon the occurrence of which the Agreement may be modified, and, (vii) to all of the other provisions to which the Holder hereof, by the acceptance of this Note, assents.

The Holder of this Note shall have no right to enforce the provisions of the Indenture Agreement or to institute action to enforce the provisions therein, or to take any action with respect to any default hereunder, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture Agreement.

This Note is subject to the laws of the State of New York shall govern its construction.

This Note shall not be entitled to any benefit under the Indenture Agreement or be valid or become obligatory for any purpose until this Note has been signed and attested to by the manual signatures of a duly authorized officer of the Company and of the Indenture Agent.

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name and on its behalf by the manual signature of its Chairman, President or Vice President and its corporate seal imprinted hereon and attested to by the manual signature of another Officer of the Company, as of the date shown above.

CCI GROUP, INC.

By_____________________________________

    Chairman, President or Vice President

Certificate of Authentication:

Miller, Gesko & Company, Inc.,

as Indenture Agent, certifies

that this is one of the Notes

referred to in the Indenture Agreement

Acknowledged:

Miller, Gesko & Company, Inc.,

By__________________________________

Chairman, President or Vice President

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EXHIBIT 10.18

NEITHER THIS WARRANT NOR THE SHARES OBTAINABLE UPON ITS EXERCISE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS (COLLECTIVELY, THE “ACTS”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER ALL APPLICABLE ACTS OR UNLESS AN OPINION OF COUNSEL IS DELIVERED TO THE ISSUER IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE UNDER ALL APPLICABLE ACTS.

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUED UPON ITS

EXERCISE ARE SUBJECT TO THE RESTRICTIONS ON

             TRANSFER SET FORTH IN SECTION 5 OF THIS WARRANT

Warrant No. __	Number of Shares: ________ (subject to adjustment)
Date of Issuance: _________ ____, 2003

CCI GROUP, INC.

Common Stock Purchase Warrant

(Void after _________ [       ], 2008)

CCI Group, Inc., a Utah corporation (the “Company”), for value received, hereby certifies that _________________ or its registered assigns (the “Registered Holder”), is entitled, subject to the terms and conditions set forth below, to purchase from the Company, at any time or from time to time on or after the date of issuance and on or before 5:00 p.m. (New York time) on __________ ____, 2008, __________ shares of common stock, no par value, of the Company (“Common Stock”), at a purchase price per share described below.  The shares purchasable upon exercise of this Warrant pursuant to the provisions of this Warrant are hereinafter referred to as the “Warrant Shares.” This Warrant is issued in pursuant to a Confidential Private Placement Memorandum of the Company dated September 1, 2003 (Revised September 1 6 , 2003) pursuant to which the Company is offering its 12% subordinated notes (“Offering”).

Exercise.

Exercise for Cash.  The Registered Holder may, at its option, elect to exercise this Warrant, in whole or in part and at any time or from time to time, by surrendering this Warrant, with the purchase form appended hereto as Exhibit I duly executed by or on behalf of the Registered Holder, at the principal office of the Company, or at such other office or agency as the Company may designate in writing, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise. The exercise price per share of Common Stock (“Purchase Price”) shall be the lesser of; $1.00 or fifty percent (50%) of the closing bid price of the Company’s common stock as quoted on the OTCBB on the Termination Date of the Offering as defined in the above referenced Confidential Private Placement Memorandum of the Company.

Exercise Date.  Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection 1(a) or 1(b) above (the “Exercise Date”).  At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

Issuance of Certificates.  As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within 15 days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct:

a certificate or certificates for the number of full Warrant Shares to which the Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which the Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof; and

in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of Warrant Shares for which this Warrant was so exercised (which, in the case of an exercise pursuant to subsection 1(b), shall include both the number of Warrant Shares issued to the Registered Holder pursuant to such partial exercise and the number of Warrant Shares subject to the portion of the Warrant being cancelled in payment of the Purchase Price).

Adjustments.

Adjustment for Stock Splits and Combinations.  If the Company shall at any time or from time to time after the date on which this Warrant was first issued (or, if this Warrant was issued upon partial exercise of, or in replacement of, another warrant of like tenor, then the date on which such original warrant was first issued) (either such date being referred to as the “Original Issue Date”) effect a subdivision of the outstanding Common Stock, the Purchase Price then in effect immediately before that subdivision shall be proportionately decreased.  If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Purchase Price then in effect immediately before the combination shall be proportionately increased.  Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

Adjustment for Certain Dividends and Distributions.  In the event the Company at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Purchase Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Purchase Price then in effect by a fraction:

the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Purchase Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Purchase Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

Adjustment in Number of Warrant Shares.  When any adjustment is required to be made in the Purchase Price pursuant to subsections 2(a) or 2(b), the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

Adjustments for Other Dividends and Distributions.  In the event the Company at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (including subscription rights or stock warrants, but excluding shares of Common Stock) or in cash or other property (including extra-ordinary cash dividends, but excluding regular cash dividends paid out of earnings or earned surplus, determined in accordance with generally accepted accounting principles), then and in each such event provision shall be made so that the Registered Holder shall receive upon exercise hereof, in addition to the number of shares of Common Stock issuable hereunder, the kind and amount of securities of the Company, cash or other property which the Registered Holder would have been entitled to receive had this Warrant been exercised on the date of such event and had the Registered Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained any such securities receivable during such period, giving application to all adjustments called for during such period under this Section 2 with respect to the rights of the Registered Holder.

Adjustment for Reorganization.  If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Common Stock is converted into or exchanged for securities, cash or other property (other than a transaction covered by subsections 2(a), 2(b) or 2(d)) (collectively, a “Reorganization”), then, following such Reorganization, the Registered Holder shall receive upon exercise hereof the kind and amount of securities, cash or other property which the Registered Holder would have been entitled to receive pursuant to such Reorganization if such exercise had taken place immediately prior to such Reorganization.  In any such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder, to the end that the provisions set forth in this Section 2 (including provisions with respect to changes in and other adjustments of the Purchase Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities, cash or other property thereafter deliverable upon the exercise of this Warrant.

Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Purchase Price pursuant to this Section 2, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than 15 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Registered Holder a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property for which this Warrant shall be exercisable and the Purchase Price) and showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, as promptly as reasonably practicable after the written request at any time of the Registered Holder (but in any event not later than 15 days thereafter), furnish or cause to be furnished to the Registered Holder a certificate setting forth (i) the Purchase Price then in effect and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the exercise of this Warrant.

Fractional Shares.  The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall pay the value thereof to the Registered Holder in cash on the basis of the Fair Market Value per share of Common Stock, as determined pursuant to subsection 1(b)(ii) above.

Investment Representations.  The initial Registered Holder represents and warrants to the Company as follows:

The Registered Holder is acquiring the Warrant, and (if and when it exercises this Warrant) it will acquire the Warrant Shares, for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and the Registered Holder has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

The Registered Holder understands that the Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, and that they must be held by the Registered Holder indefinitely, and that the Registered Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempted from such registration.

The Registered Holder is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

The Registered Holder has made such inquiry concerning the Company and its business and personnel as it has deemed appropriate; and the Registered Holder has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in the Company.

Upon exercise of this Warrant, the Registered Holder shall, if so requested by the Company, confirm in writing, in a form reasonably satisfactory to the Company, that the Warrant Shares issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale that would violate the Securities Act.

Transfers, etc.

This Warrant and the Warrant Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.  Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Registered Holder which is an entity to a wholly-owned subsidiary of such entity, a transfer by a Registered Holder which is a partnership to a partner of such partnership or a retired partner of such partnership or to the estate of any such partner or retired partner, or a transfer by a Registered Holder which is a limited liability company to a member of such limited liability company or a retired member or to the estate of any such member or retired member, provided that the transferee in each case agrees in writing to be subject to the terms of this Section 5, or (ii) a transfer made in accordance with Rule 144 under the Act.

Each certificate representing Warrant Shares shall bear a legend substantially in the following form:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such securities are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required.”

The foregoing legend shall be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

The Company will maintain a register containing the name and address of the Registered Holder of this Warrant.  The Registered Holder may change its address as shown on the warrant register by written notice to the Company requesting such change.

Subject to the provisions of Section 5 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit II hereto) at the principal office of the Company (or, if another office or agency has been designated by the Company for such purpose, then at such other office or agency).

No Impairment.  The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder against impairment.

Notices of Record Date, etc.  In the event:

the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity and its Common Stock is not converted into or exchanged for any other securities or property), or any transfer of all or substantially all of the assets of the Company; or

of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will send or cause to be sent to the Registered Holder a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up.  Such notice shall be sent at least 15 days prior to the record date or effective date for the event specified in such notice.

Reservation of Stock.  The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other securities, cash and/or property, as from time to time shall be issuable upon the exercise of this Warrant.

Exchange or Replacement of Warrants.

Upon the surrender by the Registered Holder, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 5 hereof, issue and deliver to or upon the order of the Registered Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of the Registered Holder or as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock (or other securities, cash and/or property) then issuable upon exercise of this Warrant.

Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

Notices.  All notices and other communications from the Company to the Registered Holder in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, to the address last furnished to the Company in writing by the Registered Holder.  All notices and other communications from the Registered Holder to the Company in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, to the Company at its principal office set forth below.  If the Company should at any time change the location of its principal office, it shall give prompt written notice to the Registered Holder and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice. All such notices and communications shall be deemed delivered (i) two business days after being sent by certified or registered mail, return receipt requested, postage prepaid, or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery.

No Rights as Stockholder.  Until the exercise of this Warrant, the Registered Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company.  Notwithstanding the foregoing, in the event (i) the Company effects a split of the Common Stock by means of a stock dividend and the Purchase Price of and the number of Warrant Shares are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), and (ii) the Registered Holder exercises this Warrant between the record date and the distribution date for such stock dividend, the Registered Holder shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

Amendment or Waiver.  Any term of this Warrant may be amended or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

Section Headings.  The section headings in this Warrant are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

Governing Law.  This Warrant will be governed by and construed in accordance with the internal laws of the State of New York (without reference to the conflicts of law provisions thereof).

Facsimile Signatures. This Warrant may be executed by facsimile signature.

EXECUTED as of the Date of Issuance indicated above.

CCI Group, Inc.

By:

Name: Fred W. Jackson, Jr.

Title:  President

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EXHIBIT I

PURCHASE FORM

To:

_________________

Dated:____________

The undersigned, pursuant to the provisions set forth in the attached Warrant (No. __), hereby elects to purchase:

____ shares of the Common Stock of CCI Group, Inc. covered by such Warrant. The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant in lawful money of the United States

The undersigned hereby represents and warrants that the aforesaid securities are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 4 of the attached Warrant are true and correct as of the date hereof.

Signature:  ______________________

Address:  _______________________

EXHIBIT II

ASSIGNMENT FORM

FOR VALUE RECEIVED, ________________________________________, subject to Section 5 of the Warrant, hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No. __) with respect to the number of shares of Common Stock of CCI Group, Inc. covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares

Dated:_____________________

Signature:________________________________

Signature Guaranteed:

By: _______________________

The signature should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

EXHIBIT 21

Subsidiaries of the Small Business Issuer

Caribbean Clubs International, Inc.

Beach Properties Barbuda Limited.